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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

The following is a list of all subsidiaries of the Registrant at July 31, 1998 owned by the Registrant or one or more of its other subsidiaries:


                                                      STATE OR COUNTRY
         CORPORATE NAME OF SUBSIDIARY                OF INCORPORATION
   ------------------------------------------    ------------------------
   Veritas Energy Services Inc.                          Canada
   Veritas DGC Land Ltd.                                 Canada
   Canex Information Services Ltd.                       Canada
   Veritas Geoservices Ltd.                              Canada
   Veritas Energy Services (US) Inc.                     Canada
   Veritas Energy Services Partnership                   Canada
   Digicon Geophysical Corp.                             Delaware
   Veritas DGC Asia Pacific Ltd.                         Delaware
   Veritas DGC Ltd.                                      United Kingdom
   Veritas DGC Australia (Pty) Ltd.                      Australia
   Veritas DGC Land Inc.                                 Delaware
   Veritas Seismic S.A.                                  Venezuela
   Veritas DGC (Malaysia) Sdn. Bhd.                      Malaysia
   Veritas DGC (B) Sdn Bhd.                              Brunei
   Veritas Geophysical Inc.                              Delaware
   Veritas DGC Land Guatamala S.A.                       Guatamala
   Digicon de Venezuela C.A.                             Venezuela
   Digicon (Nigeria) Ltd.                                Nigeria
   Veritas DGC Singapore Pte. Ltd.                       Singapore
   P.T.  Digicon Mega Pratama                            Indonesia
   Digital Exploration (Nigeria) Limited                 Nigeria
   Seismic Company of America, Inc.                      Delaware
   Euroseis, Inc.                                        Delaware
   Veritas Geophysical I                                 Cayman Islands
   Veritas Geophysical II                                Cayman Islands
   Veritas Geophysical III                               Cayman Islands
   Veritas Geophysical IV                                Cayman Islands
   Veritas Geophysical do Brasil, Ltda.                  Brazil
   Digicon Finance N.V.                                  Netherlands Antilles